UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2012

Platinum Energy Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-176566	27-3401355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1601

Houston, Texas 77027

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 713-622-7731

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2012, Clarke Legler and Colin Leonard, members of the Board of Directors of the Company (the “Board”), resigned from the Board.

On March 10, 2012, the Board elected William Restrepo and Mervin Dunn as directors of the Company effective immediately to fill the vacancies created by the resignations of Mr. Legler and Mr. Leonard, until the next annual meeting of the shareholders of the Company and until his successor is elected and qualified.

Mr. Restrepo serves as Chief Financial Officer of Pacific Drilling SA. Mr. Restrepo served as Executive Vice President, Secretary and Chief Financial Officer of Seitel Data Corp., Seitel Solutions, Seitel Delaware, Inc. and DDD Energy Inc. He served as the Chief Financial Officer, Senior Vice President and Treasurer of Smith International Inc. from October 16, 2009 to August 27, 2010 and also served as its Principal Accounting Officer until August 27, 2010. Mr. Restrepo served as an Executive Vice President, Chief Financial Officer and Secretary of Seitel Inc. at N360x, L.L.C from July 25, 2005 to October 15, 2009. He also served as the Chief Financial Executive for the North and South America area of Seitel Inc. For over 20 years, he held various financial and operational positions of Schlumberger Limited, including, Vice President of Finance for their worldwide pressure pumping business, Regional Vice President and General Manager, Corporate Treasurer, and other senior financial executive and controller positions with international posts in Europe, South America and Asia. Mr. Restrepo holds a Master’s degree in Finance and Accounting, a Bachelor’s degree in Economics and a B.Sc. in Civil Engineering from the University of Miami and an MBA from Cornell University.

Mr. Dunn has served as a director of Commercial Vehicle Group, Inc., a supplier of fully integrated system solutions for the global commercial vehicle market, since August 2004 and as its President and Chief Executive Officer since June 2002, and prior thereto as the President of Trim Systems, a division of Commercial Vehicle Group, beginning in October 1999. From 1998 to 1999, Mr. Dunn served as the President and Chief Executive Officer of Bliss Technologies, a heavy metal stamping company. From 1988 to 1998, Mr. Dunn served in a number of key leadership roles at Arvin Industries, including Vice President of Operating Systems (Arvin North America), Vice President of Quality, and President of Arvin Ride Control. From 1985 to 1988, Mr. Dunn held several key management positions in engineering and quality assurance at Johnson Controls Automotive Group, an automotive trim company, including Division Quality Manager. From 1980 to 1985, Mr. Dunn served in a number of management positions for engineering and quality departments of Hyster Corporation, a manufacturer of heavy lift trucks. Mr. Dunn also currently serves as a Director of Transdigm Group, Inc. and a non profit organization, New Albany Foundation.

Mr. Restrepo has been appointed to serve as the chairman of the Audit Committee of the Board. Mr. Dunn has been appointed to serve on the Compensation Committee of the Board. Mr. Restrepo and Mr. Dunn have also been appointed to serve as members of a special committee formed to negotiate and approve a financing transaction. Richard L. Crandall, a member of the Board, will serve as the third member and chairman of the Special Committee.

Each of Mr. Restrepo and Mr. Dunn will be eligible to receive all of the compensation and benefits provided to non-employee directors in accordance with Company policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY SOLUTIONS, INC.

Date: March 15, 2012	By:	/s/ Justin Brown
Name: Justin Brown
Title: Principal Accounting Officer

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